As filed with the U.S. Securities and Exchange Commission on May 21, 2025

Registration No. 333-286111

Registration No. 333-277746

Registration No. 333-270333

Registration No. 333-263362

Registration No. 333-253814

Registration No. 333-236978

Registration No. 333-230083

Registration No. 333-223617

Registration No. 333-221047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-286111

FORM S-8 REGISTRATION STATEMENT NO. 333-277746

FORM S-8 REGISTRATION STATEMENT NO. 333-270333

FORM S-8 REGISTRATION STATEMENT NO. 333-263362

FORM S-8 REGISTRATION STATEMENT NO. 333-253814

FORM S-8 REGISTRATION STATEMENT NO. 333-236978

FORM S-8 REGISTRATION STATEMENT NO. 333-230083

FORM S-8 REGISTRATION STATEMENT NO. 333-223617

FORM S-8 REGISTRATION STATEMENT NO. 333-221047

UNDER

THE SECURITIES ACT OF 1933

OPTINOSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1771610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 Township Line Road, Suite 300

Yardley, Pennsylvania 19067

(267) 364-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2010 Stock Incentive Plan

Restricted Stock Unit Award (Inducement Grant)

Non-Qualified Stock Option Award (Inducement Grant)

2017 Employee Stock Purchase Plan

(Full title of the plan)

Jonathan Light

Chief Compliance Officer

General Counsel and Secretary

Paratek Pharmaceuticals, Inc.

1000 First Avenue, Suite 200

King of Prussia, PA 19406

484-751-4939

(Name and address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Dohyun Kim

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

212-735-2827

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company,” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

These Post-Effective Amendments filed by OptiNose, Inc., a Delaware corporation (the “Registrant”) deregister all securities that remain unsold under the following registration statements on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-286111), filed with the SEC on March 26, 2025, registering (a) 402,336 shares of common stock, par value $0.001 per share (“Common Stock”), of the Registrant issuable pursuant to the OptiNose, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and (b) shares of Common Stock issuable upon (i) the vesting and settlement of an award of 10,000 restricted stock units (“RSUs”) granted to an executive officer of the Registrant on October 7, 2024; (ii) the exercise of nonqualified stock option awards to purchase 48,830 shares of Common Stock granted on October 7, 2024 and (iii) the exercise of a nonqualified stock option award to purchase 8,499 shares of Common Stock granted on October 14, 2024;
•	Registration Statement on Form S-8 (No. 333-277746), filed with the SEC on March 7, 2024, registering (a) 4,495,979 shares of Common Stock issuable pursuant to the 2010 Plan and (b) shares of Common Stock issuable upon the exercise of (i) nonqualified stock option awards to purchase 54,000 shares of Common Stock granted on April 17, 2023 and (ii) a nonqualified stock option award to purchase 100,000 shares of Common Stock granted on June 16, 2023;
•	Registration Statement on Form S-8 (No. 333-270333), filed with the SEC on March 7, 2023, registering (a) 4,459,710 shares of Common Stock issuable pursuant to the 2010 Plan; (b) 557,464 shares of Common Stock to be issued pursuant to the OptiNose, Inc. 2017 Employee Stock Purchase Plan (the “2017 ESPP”) and (c) shares of Common Stock issuable upon the exercise of a nonqualified stock option award to purchase 500,000 shares of Common Stock granted on December 15, 2022;
•	Registration Statement on Form S-8 (No. 333-263362), filed with the SEC on March 8, 2022, registering (a) 3,289,556 shares of Common Stock issuable pursuant to the 2010 Plan; (b) 822,389 shares of Common Stock to be issued pursuant to the 2017 ESPP and (c) shares of Common Stock issuable upon the exercise of (i) nonqualified stock option awards to purchase 42,000 shares of Common Stock granted on August 16, 2021; (ii) nonqualified stock option awards to purchase 18,000 shares of Common Stock granted on August 23, 2021; (iii) nonqualified stock option awards to purchase 11,000 shares of Common Stock granted on November 8, 2021 and (iv) a nonqualified stock option award to purchase 42,500 shares of Common Stock granted on November 16, 2021;
•	Registration Statement on Form S-8 (No. 333-253814), filed with the SEC on March 3, 2021, registering (a) 2,117,834 shares of Common Stock issuable pursuant to the 2010 Plan; (b) 264,729 shares of Common Stock to be issued pursuant to the 2017 ESPP and (c) shares of Common Stock issuable upon the exercise of (i) a nonqualified stock option award to purchase 20,000 shares of Common Stock granted on December 7, 2020; (ii) a nonqualified stock option award to purchase 15,000 shares of Common Stock granted on December 14, 2020 and (iii) a nonqualified stock option award to purchase 15,000 shares of Common Stock granted on January 18, 2021;
•	Registration Statement on Form S-8 (No. 333-236978), filed with the SEC on March 9, 2020, registering (a) 1,836,246 shares of Common Stock issuable pursuant to the 2010 Plan; (b) shares of Common Stock issuable upon the exercise of a nonqualified stock option award to purchase 90,000 shares of Common Stock granted on February 17, 2020 and (c) shares of Common Stock issuable upon the vesting and settlement of an award of 60,000 RSUs granted on March 6, 2020;
•	Registration Statement on Form S-8 (No. 333-230083), filed with the SEC on March 6, 2019, registering (a) 1,649,101 shares of Common Stock issuable pursuant to the 2010 Plan and (b) 412,275 shares of Common Stock to be issued pursuant to the 2017 ESPP;
•	Registration Statement on Form S-8 (No. 333-223617), filed with the SEC on March 13, 2018, registering (a) 1,512,102 shares of Common Stock issuable pursuant to the 2010 Plan and (b) 378,025 shares of Common Stock to be issued pursuant to the 2017 ESPP; and
•	Registration Statement on Form S-8 (No. 333-221047), filed with the SEC on October 20, 2017, registering (a) 6,894,445 shares of Common Stock issuable pursuant to the 2010 Plan and (b) 144,395 shares of Common Stock to be issued pursuant to the 2017 ESPP.

On May 21, 2025, pursuant to the Agreement and Plan of Merger, dated as of March 19, 2025, by and among the Registrant, Paratek Pharmaceuticals, Inc., a Delaware corporation (“Paratek”), and Orca Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Paratek (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Paratek.

As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. Accordingly, the Registrant, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yardley, Commonwealth of Pennsylvania, on May 21, 2025.

OptiNose, Inc.

By:	/s/ Evan Loh
	Name:	Evan Loh
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.